UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SAN JUAN BASIN ROYALTY TRUST
(Name of Registrant as Specified In Its Charter)

Southwest Bank
Robert Lansford
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:

Christine A. Hathaway
Exall & Wood, PLLC
3838 Oak Lawn Avenue, Suite 1750
Dallas, Texas 75219
(469) 619-6137

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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PRELIMINARY COPY—SUBJECT TO COMPLETION DATED SEPTEMBER 30, 2016

SPECIAL MEETING OF UNITHOLDERS OF SAN JUAN BASIN ROYALTY TRUST
TO BE HELD ON___________, 2016

PROXY STATEMENT OF
SOUTHWEST BANK AND ROBERT LANSFORD

Please sign, date and mail the enclosed WHITE proxy card today.

This Proxy Statement (the “Proxy Statement”) and the enclosed WHITE proxy card are being furnished to unitholders of San Juan Basin Royalty Trust (the “Trust”) in connection with the solicitation of proxies by Southwest Bank (“Southwest Bank”) and Robert Lansford (collectively with Southwest Bank, unless the context requires otherwise, “we,” “our,” “us” or the “Southwest Bank Participants”). Those proxies will be used to vote units of beneficial ownership interest in the Trust (the “Units”) at a special meeting of unitholders of the Trust (the “Special Meeting”) in the manner described in this Proxy Statement. The Special Meeting is scheduled to be held at ___, local time, on _________, 2016 at ____________. This Proxy Statement and the enclosed WHITE proxy card are first being sent to unitholders on or about ______, 2016.

We are soliciting your proxy to vote “FOR” the following proposals at the Special Meeting (collectively, the “Proposals”):

1.	To remove Compass Bank as the trustee of the Trust (the “Compass Bank Removal Proposal”);

2.	To nominate Southwest Bank as the successor trustee of the Trust (the “Southwest Bank Nomination Proposal”) (conditioned upon unitholder approval of the Compass Bank Removal Proposal); and

3.	To appoint Southwest Bank as the successor trustee of the Trust (the “Southwest Bank Appointment Proposal”) (conditioned upon unitholder approval of both the Compass Bank Removal Proposal and the Southwest Bank Nomination Proposal).

The Special Meeting has been called at the request of Mr. Lansford and other unitholders of the Trust who represent the holders of over 22% of the Trust’s aggregate outstanding Units in accordance with the procedures of the San Juan Basin Amended and Restated Royalty Trust Indenture (the “Trust Indenture”). As of the date of this Proxy Statement, Mr. Lansford owns, and the Southwest Bank Participants may be deemed to beneficially own, an aggregate of 2,000 Units, representing approximately 0.0004% of the Trust’s outstanding Units (based on 46,608,796 Units outstanding and entitled to vote at the Special Meeting, as disclosed in the Trust’s Definitive Proxy Statement for the Special Meeting, filed with the Securities and Exchange Commission (the “SEC”) on ________, 2016 (the “Trust’s Proxy Statement”)).

The Trust has set the record date for determining unitholders entitled to notice of and to vote at the Special Meeting as October 24, 2016. Unitholders of record of the Trust at the close of business on the record date will be entitled to vote at the Special Meeting.

We urge you NOT to sign the blue proxy card or return any voting instructions that may be sent to you by the Trust or Compass Bank. If you have already done so, you may revoke any proxy that you previously signed and returned to Compass Bank or the Trust by signing, dating and mailing a later-dated WHITE proxy card in the enclosed postage-paid envelope, by voting by proxy over the Internet using the Internet address on the WHITE proxy card or by voting by proxy by telephone using the toll-free number on the WHITE proxy card.

IMPORTANT

Your vote is important, no matter how few Units you own. Whether or not you plan to attend the Special Meeting, we urge you to vote “FOR” the Proposals at the Special Meeting.

•	If your Units are registered in your own name, please sign and date the enclosed WHITE proxy card and return it in the postage-paid envelope provided or you may submit your proxy by telephone or via the Internet by following the instructions on the WHITE proxy card.

•	If your Units are held through a broker, bank or other nominee, you are considered the beneficial owner of the Units, and these proxy materials are being forwarded to you by your broker, bank or other nominee. As a beneficial owner, only your broker, bank or other nomimee can execute a WHITE proxy card for your Units and will do so only upon receipt of specific instructions from you. You should receive voting instructions from your broker, bank or other nominee which you must return in order to have your Units voted. If you have not received voting instructions from your broker, bank or other nominee, please contact it directly to provide it with instructions on how you wish to vote.

If you have any questions or need assistance in voting your WHITE proxy card, please contact:

1212 Avenue of the Americas, 24th Floor
New York, New York 10036
(212) 297-0720 (Main)
Unitholders Call Toll-Free: (877) 279-2311
Email: info@okapipartners.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON _________, 2016

This Proxy Statement is available at http://www.okapivote.com/sanjuanbasin.

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REASONS FOR THE SOLICITATION

As the trustee or disbursing agent for eight royalty trusts in the energy sector, Southwest Bank has a team of nine professionals with extensive experience in the administration of royalty trusts including nearly thirty years of experience with this Trust in particular. We strongly believe that combining the independence and experience of Southwest Bank with the extensive historical knowledge of the Trust’s operations possessed by Southwest Bank’s royalty trust group professionals would be beneficial for the unitholders of the Trust.

Continuity of Administration and Actual Royalty Trust Management Experience Valuable

In November of 2015, Southwest Bank announced that Lee Ann Anderson had joined its royalty trust group following her departure from Compass Bank. Prior to joining Southwest Bank, Ms. Anderson served as the principal trust officer responsible for the Trust at the Trust’s current and predecessor bank trustees for approximately thirty years. We believe that Ms. Anderson’s significant history and experience with the Trust coupled with that of the tenured staff of Southwest Bank’s royalty trust management group are compelling reasons for unitholders to now desire a change in trusteeship for the Trust.

Without Ms. Anderson, Compass Bank offers little experience to reassure unitholders at a time when the stock market performance of the Trust is under pressure during a period of low natural gas prices. Moreover, considering the ongoing litigation with Burlington Resources Oil & Gas Company LP, the operator of the Trust’s underlying properties, regarding alleged underpayments and overcharges made by Burlington, we think Compass Bank’s ability to pursue the strongest case on behalf of the Trust appears weakened with the loss of Ms. Anderson as a long-standing trust officer with extensive knowledge of the Trust’s historical operations, the issues underlying the pending litigation (as well as the prior legal disputes with Burlington) and the natural gas industry generally and in the San Juan Basin as well as personal experience managing the Trust’s relationship with Burlington.

Royalty Trusts are a Core Business for Southwest Bank

Southwest Bank has made the commitment to the administration of royalty trusts as part of its core business and is providing the resources and management that are required by that commitment. With a dedicated royalty trust group of nine employees with over 160 combined years of experience in administration of royalty trusts, Southwest Bank currently serves as the trustee for the following seven royalty trusts in the energy sector: Permian Basin Royalty Trust, Sabine Royalty Trust, Hugoton Royalty Trust, Cross Timbers Royalty Trust, Tidelands Royalty Trust “B”, Marine Petroleum Trust and Dominion Resources Black Warrior Trust. Southwest Bank also currently serves as the disbursing agent for the Westbrook-Thompson Royalty Trust.

In contrast, the Trust is the only royalty trust for which Compass Bank serves as trustee. We contend that the administration of a single royalty trust is not a core component of the business of Compass Bank or the global business of its parent entity, the multinational banking group Banco Bilbao Vizcaya Argentaria, N.A. (“BBVA”).

Reduced Potential for Conflicts of Interest

We believe that Southwest Bank, as a qualified independent bank with a reduced potential for conflict of interest, would be a more suitable trustee for the Trust than a large global bank. We contend that BBVA as a large global bank presents the potential for more conflicts of interest that could impact the ability of Compass Bank to serve the best interests of the unitholders.

At times, the trustee of a royalty trust may be required to pursue legal action on behalf of the royalty trust against the operator of the royalty trust’s properties to resolve a dispute. Conflicts may arise for the trustee if the operator or its affiliates are also significant banking customers of the trustee or its affiliates. We believe that large producers are more likely to conduct their banking business with large national or global banks than with an independent regional bank such as Southwest Bank. These banking relationships or opportunities can create a conflict of interest for the trustee which may consider the royalty trust to be less important to its business and profits.

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We have already seen evidence of the abandonment by larger global banks of royalty trust operations inherited through acquisition activity. After serving as trustee of the Trust since 1994, the large global Bank One, N.A. resigned as trustee of the Trust in 2002 based on its determination that the administration of royalty trusts was not core to its long-term strategy. Bank One nominated TexasBank, an independent community bank, as successor trustee for the Trust. After 2006, the trustee for the Trust again evolved into a large global bank through a series of mergers or acquisitions when TexasBank was acquired by the large regional Compass Bank in 2006 that in turn was acquired in 2007 by the multinational BBVA based in Madrid, Spain. As another example, after U.S. Bank, another royalty trust trustee, was acquired by Bank of America, N.A. in 2007, Bank of America determined that administration of royalty trusts was not part of its core business, and in 2014 Bank of America resigned as the trustee of seven royalty trusts and nominated Southwest Bank as successor trustee.

In addition, while we are not aware of any actual current conflicts that exist with respect to Southwest Bank or any of its directors or executive officers through Southwest Bank’s role as successor trustee for the Trust, we are aware that Charles McMahen, one of the members of the board of directors of Compass Bank’s direct parent, BBVA Compass, is also a member of the board of directors of the general partner of Enterprise Products Partners LP. According to the Trust’s most recent Form 10-K filed with the SEC, Burlington as the operator of the Trust’s underlying properties has entered into contracts with Enterprise Field Services, LLC, a subsidiary of Enterprise Products, and one other mid-stream company for the gathering and processing of virtually all of the gas produced by the Trust’s underlying properties. In addition, Enterprise Products reports in its own SEC filings that it owns 100% of the Chaco gas processing facility in New Mexico where the gas is processed. We believe that Mr. McMahen’s position with Enterprise Products creates an increased potential for a conflict of interest for BBVA and Compass Bank as the revenues received from Enterprise Products and its subsidiaries from Burlington under the agreement impact the amounts received by the Trust’s unitholders.

Southwest Bank has been an independent community bank for 50 years, has strategically chosen to include royalty trust administration services as part of its core business and has invested in the infrastructure necessary to support its commitment. We believe that Southwest Bank, as a qualified independent bank with a reduced potential for conflict of interest, would be a more suitable trustee for the Trust than a large global bank. We believe that BBVA as a large global bank presents the potential for more conflicts of interest that could impact the ability of Compass Bank to serve the best interests of the unitholders.

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BACKGROUND OF THE SOLICITATION

The following is a description of the events and circumstances, including contacts that we have had with representatives of the Trust and Compass Bank, that have preceded the filing of this Proxy Statement:

•	In 1985, Lee Ann Anderson began working on administration of the Trust at Texas American Bank/Fort Worth, and in 1986 she was assigned primary responsibility for its administration. In 2002, Bank One, successor to Texas American Bank/Fort Worth, resigned as trustee of the Trust and TexasBank became the successor trustee. Ms. Anderson joined TexasBank at that time to continue her role as principal trust officer for the Trust.

•	From 1989 to March 2006, Vernon Bryant, the current Chairman and Chief Executive Officer of Southwest Bank, served as Chief Executive Officer of TexasBank. In March 2006, Compass Bank acquired TexasBank.

•	In late 2006, Mr. Bryant formed a holding company that acquired Southwest Bank in 2007, and Mr. Bryant became the Chairman and Chief Executive Officer of Southwest Bank.

•	In February of 2007, BBVA acquired the parent company of Compass Bank.

•	In July of 2014, Southwest Bank expanded its royalty trust operations and succeeded Bank of America as trustee of seven royalty trusts. In addition, the royalty trust team at Bank of America joined Southwest Bank.

•	In August of 2014, Southwest Bank approached BBVA Compass and expressed an interest in a transaction that would transfer the trustee position for the Trust to Southwest Bank’s royalty trust management group. Shortly thereafter, representatives of Southwest Bank and BBVA Compass met to discuss whether BBVA Compass had any interest in a transaction, but no decisions were made at that meeting. Southwest Bank continued over the following months to follow up with BBVA Compass regarding a transaction, but BBVA Compass declined to engage in further discussions other than to advise Southwest Bank that BBVA Compass would contact them with any interest.

•	In October of 2015, Ms. Anderson resigned from Compass Bank and subsequently joined the trust department and royalty trust group of Southwest Bank.

•	On August 5, 2016, Mr. Lansford submitted a letter (the “Information Request”) to Compass Bank pursuant to Section 11.01 of the Trust Indenture requesting access to certain books and records of the Trust, including a complete record or list of the unitholders of the Trust.

•	On August 12, 2016, Compass Bank informed Mr. Lansford that it was unable to determine whether the Information Request was made for an improper purpose and noted that it would respond to the request upon receipt of advice from its counsel.

•	On August 16, 2016, we filed our preliminary proxy solicitation materials with the SEC for our solicitation of proxies to call the Special Meeting.

•	On August 18, 2016, after receiving no follow up communications from Compass Bank regarding the Information Request, Southwest Bank submitted another request to Compass Bank in which it requested that Compass Bank deliver a registered unitholder list and the other items in the Information Request that Compass Bank either had on hand or which could be readily obtained.

•	On August 29, 2016 we filed our definitive proxy solicitation materials with the SEC for our solicitation of proxies to call the Special Meeting.

•	On August 29, 2016 the Trust filed a preliminary revocation solicitation statement with the SEC.

•	On August 31, 2016, we received a registered unitholder list from Compass Bank. Compass Bank also advised us that it would forward the invoice for the requested “non-objecting beneficial owner” list upon receipt and would then provide us with the requested list once payment was received.

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•	On September 9, 2016, the Trust filed a revised preliminary revocation solicitation statement with the SEC, and subsequently filed a definitive revocation solicitation statement on the same date.

•	On September 21, 2016, we sent by registered mail to Compass Bank the request of unitholders holding in excess of 22% of the outstanding Units to call the Special Meeting.

•	On September 26, 2016, Compass Bank filed its preliminary proxy solicitation materials for the Special Meeting with the SEC.

•	On September 30, 2016, we filed our preliminary proxy solicitation materials for the Special Meeting with the SEC.

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PROPOSAL 1
COMPASS BANK REMOVAL PROPOSAL

As discussed in further detail in this Proxy Statement under “Reasons for the Solicitation,” we are asking unitholders to vote at the Special Meeting to remove Compass Bank as the trustee of the Trust. The following is the text of the Compass Bank Removal Proposal:

RESOLVED that Compass Bank is hereby removed from its position as trustee of the Trust.

Section 6.04 of the Trust Indenture provides that the trustee of the Trust may be removed, with or without cause, at a meeting held in accordance with the Trust Indenture by the affirmative vote of the holders of a majority of the outstanding Units. Approval of the Compass Bank Removal Proposal at the Special Meeting will require the affirmative vote of the holders of a majority of the outstanding Units. Abstentions, failures to vote and broker non-votes with respect to the Compass Bank Removal Proposal will have the same effect as a vote against this Proposal.

WE STRONGLY URGE YOU TO VOTE “FOR” PROPOSAL 1 (THE COMPASS BANK REMOVAL PROPOSAL) ON THE ENCLOSED WHITE PROXY CARD.

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PROPOSAL 2
SOUTHWEST BANK NOMINATION PROPOSAL

As discussed in further detail in this Proxy Statement under “Reasons for the Solicitation,” we are asking unitholders to vote at the Special Meeting to nominate Southwest Bank as the successor trustee of the Trust. The following is the text of the Southwest Bank Nomination Proposal, which is conditioned upon unitholder approval of the Compass Bank Removal Proposal:

RESOLVED that Southwest Bank is hereby nominated as successor trustee of the Trust.

Section 6.05 of the Trust Indenture provides that nominations for appointment of a successor trustee of the Trust may be made by unitholders owning at least 15% of the Units. Section 6.05 of the Trust Indenture requires that any successor trustee of the Trust shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $50,000,000. With a capital, surplus and undivided profits of $236,590,000 as of December 31, 2015, Southwest Bank meets the criteria established for a successor trustee under the Trust Indenture and agrees to accept the nomination to serve as successor trustee of the Trust if the Southwest Bank Nomination Proposal is presented and approved at the Special Meeting.

Approval of the Southwest Bank Nomination Proposal will require the affirmative vote of the holders of at least 15% of the outstanding Units. Abstentions, failures to vote and broker non-votes with respect to the Southwest Bank Nomination Proposal will have the same effect as a vote against this Proposal.

WE STRONGLY URGE YOU TO VOTE “FOR” PROPOSAL 2 (THE SOUTHWEST BANK NOMINATION PROPOSAL) ON THE ENCLOSED WHITE PROXY CARD.

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PROPOSAL 3
SOUTHWEST BANK APPOINTMENT PROPOSAL

As discussed in further detail in this Proxy Statement under “Reasons for the Solicitation,” we are asking unitholders to vote at the Special Meeting to appoint Southwest Bank as the successor trustee of the Trust. The following is the text of the Southwest Bank Appointment Proposal, which is conditioned upon unitholder approval of both the Compass Bank Removal Proposal and the Southwest Bank Nomination Proposal:

RESOLVED that Southwest Bank is hereby appointed as successor trustee of the Trust.

Section 6.05 of the Trust Indenture provides that in the event of a vacancy in the position of trustee of the Trust or if a trustee of the Trust has given notice of its intention to resign, the unitholders present or represented at a meeting held in accordance with the Trust Indenture may appoint a successor trustee of the Trust. As described in the Southwest Bank Nomination Proposal above, Southwest Bank meets the criteria established for a successor trustee under the Trust Indenture and agrees to serve as successor trustee of the Trust if the Southwest Bank Appointment Proposal is approved at the Special Meeting.

Approval of the Southwest Bank Appointment Proposal will require the affirmative vote of the holders of a majority of the Units present or represented by proxy and constituting a quorum at the Special Meeting. The presence in person or by proxy of unitholders holding a majority of the outstanding Units will constitute a quorum for purposes of acting at the Special Meeting. Accordingly, once a quorum is established for the Special Meeting, the Southwest Bank Appointment Proposal may be approved by the holders of a majority of the Units present or represented by proxy at the Special Meeting, even though they hold less than a majority of all of the Units at the time outstanding. Abstentions with respect to the Southwest Bank Appointment Proposal will have the same effect as a vote against this Proposal. Failures to vote and broker non-votes will have no effect on this Proposal, assuming a quorum is present at the Special Meeting.

WE STRONGLY URGE YOU TO VOTE “FOR” PROPOSAL 3 (THE SOUTHWEST BANK APPOINTMENT PROPOSAL) ON THE ENCLOSED WHITE PROXY CARD.

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EFFECT IF PROPOSALS ARE NOT APPROVED AT THE SPECIAL MEETING

If the Compass Bank Removal Proposal is not approved at the Special Meeting, then Compass Bank will remain as the trustee of the Trust until its subsequent resignation or removal in accordance with the Trust Indenture.

If the Compass Bank Removal Proposal is approved at the Special Meeting, but the Southwest Bank Nomination Proposal and the Southwest Bank Appointment Proposal are not each approved at the Special Meeting, then Compass Bank will be removed as the trustee of the Trust but no successor trustee will be appointed at such time, resulting in a vacancy in the trustee position. Section 6.05 of the Trust Indenture provides that in the event of any vacancy in the position of trustee of the Trust, the unitholders may appoint a successor trustee at a meeting held in accordance with the Trust Indenture. If a vacancy in the position of trustee of the Trust continues for sixty (60) days, then a successor trustee may be appointed by any State or Federal District Court holding terms in Tarrant County, Texas, upon the application of any unitholder. If a unitholder files such application, the court may appoint a temporary trustee at any time after such application is filed. Pending the final appointment of a successor trustee, a temporary trustee will have such powers and duties as the court appointing the temporary trustee provides in its order of appointment, consistent with the provisions of the Trust Indenture.

OTHER PROPOSALS

We do not expect any matters other than the Proposals to be considered and voted upon at the Special Meeting. However, the proxy holders named in the WHITE proxy card are authorized to vote on any matters that may properly come before the Special Meeting and at any continuation, postponement, rescheduling or adjournment of the Special Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Under the Trust Indenture, only those matters stated in the Trust’s notice to unitholders of the Special Meeting may be acted upon at the Special Meeting.

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VOTING AND PROXY PROCEDURES

When and where will the Special Meeting be held?

The Special Meeting will be held at ____, local time, on _________ , 2016 at ___________________.

Who can attend and vote at the Special Meeting?

All holders of record of the Units as of the close of business on October 24, 2016, the record date for the Special Meeting, are authorized to attend and vote at the Special Meeting. If your Units are held of record by a broker, bank or other nominee and you plan to attend the Special Meeting, the Trust’s procedures will require you to bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership as of the close of business on October 24, 2016, as well as a valid government-issued picture identification, in order to be admitted to the Special Meeting. As of the record date, the Trust reports that there were ___________ Units outstanding, each entitled to one vote.

How can I exercise my voting rights?

•	Voting by proxy for holders of Units registered directly in the name of the unitholder. If you hold your Units registered in your own name as a holder of record, you may vote your Units by marking, signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided as soon as possible but, in any event, prior to the Special Meeting. Alternatively, you may submit your proxy to vote your Units by telephone or via the Internet by following the instructions on the accompanying WHITE proxy card. If you submit a proxy by telephone or via the Internet, you do not need to return the WHITE proxy card.

•	Voting by proxy for holders of Units registered in the name of a broker, bank or other nominee. If your Units are held in the name of a broker, bank or other nominee, only the broker, bank or other nominee can execute a WHITE proxy card for your Units and will do so only upon receipt of specific instructions from you. You should receive voting instructions from your broker, bank or other nominee which you must return in order to have your Units voted. If you have not received voting instructions from your broker, bank or other nominee, please contact it directly to provide it with instructions on how you wish to vote. If you need assistance in dealing with your broker, bank or other nominee, please contact Okapi Partners at (877) 279-2311.

•	Vote in person. If you are a registered unitholder and attend the Special Meeting, you may vote in person by completing a ballot provided for this purpose at the Special Meeting. If your Units are held in the name of a broker, bank or other nominee and you plan to attend the Special Meeting in person and wish to vote your Units, you will need to obtain a “legal proxy” form from the broker, bank or other nominee that holds your Units of record and you must bring that document to the Special Meeting. If you need assistance, please contact Okapi Partners at (877) 279-2311.

What happens if I do not give specific voting instructions?

If you are a holder of record of Units and you sign and return the accompanying WHITE proxy card, your Units will be voted as you direct. If you are a holder of record of Units and you sign and return the accompanying WHITE proxy card without giving specific voting instructions, then the proxy holders will vote your Units “FOR” each of the Proposals.

If your Units are held in the name of a broker, bank or other nominee as the record owner of the Units, and you do not provide voting instructions to your broker, bank or other nominee, your Units will not be voted with respect to any proposal for which the bank, broker or other nominee holding of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at unitholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other nominee holding Units for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the unitholder for whom it is holding Units. The NYSE rules do not permit discretionary voting by brokers, banks or other nominees on any matters in a contested solicitation and, therefore, discretionary voting is not permitted by banks, brokers or other nominees for any of the matters presented at the Special Meeting. As a result, we encourage you to provide voting instructions with respect to each Proposal to the bank, broker or other nominee that holds your Units by carefully following the instructions provided in their notice to you.

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We do not expect any matters other than the Proposals to be considered and voted upon at the Special Meeting. However, the proxy holders named in the WHITE proxy card are authorized to vote on any matters that may properly come before the Special Meeting and at any continuation, postponement, rescheduling or adjournment of the Special Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Under the Trust Indenture, only those matters stated in the Trust’s notice to unitholders of the Special Meeting may be acted upon at the Special Meeting.

What constitutes a quorum and why is a quorum required?

The Trust Indenture requires the Trust to have a quorum of unitholders present to conduct business at the Special Meeting. The holders of record of a majority of the Units outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting or any adjournment thereof. Abstentions and broker non-votes, if any, will be counted as present at the Special Meeting for quorum purposes.

What is the required vote for approval of each of the Proposals?

Proposal	Vote Required for Approval

Proposal 1: Compass Bank Removal Proposal	Majority of Units outstanding

Proposal 2: Southwest Bank Nomination Proposal	At least 15% of Units outstanding

Proposal 3: Southwest Bank Appointment Proposal	Majority of Units present in person or by proxy and constituting a quorum at the Special Meeting

Proposal 1: Compass Bank Removal Proposal. The affirmative vote of the holders of a majority of the outstanding Units is required to approve this Proposal. Abstentions, failures to vote and broker non-votes with respect to the Compass Bank Removal Proposal will have the same effect as a vote against this Proposal.

Proposal 2: Southwest Bank Nomination Proposal. This Proposal will require the affirmative vote of the holders of at least 15% of the outstanding Units. Abstentions, failures to vote and broker non-votes with respect to the Southwest Bank Nomination Proposal will have the same effect as a vote against this Proposal. This Proposal is conditioned upon approval of the Compass Bank Removal Proposal.

Proposal 3: Southwest Bank Appointment Proposal. This Proposal will require the affirmative vote of the holders of a majority of the Units present or represented by proxy and constituting a quorum at the Special Meeting. Accordingly, once a quorum is established for the Special Meeting, the Southwest Bank Appointment Proposal may be approved by the holders of a majority of the Units present or represented by proxy at the Special Meeting, even though they hold less than a majority of all of the Units at the time outstanding. Abstentions with respect to this Proposal will have the same effect as a vote against this Proposal. Failures to vote and broker non-votes will have no effect on this Proposal, assuming a quorum is present at the Special Meeting. This Proposal is conditioned upon approval of both the Compass Bank Removal Proposal and the Southwest Bank Nomination Proposal.

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Can I revoke my proxy instructions?

Yes. You may revoke your proxy at any time before it has been voted at the Special Meeting. You can do this in one of three ways:

•	submitting a written revocation to us or Okapi Partners at or before the Special Meeting;

•	submitting a later-dated proxy by telephone or via the Internet or by timely delivery of a later-dated WHITE proxy card; or

•	attending and voting in person at the Special Meeting as described above under “How can I exercise my voting rights?—Vote in person.”

Attendance at the Special Meeting will not, without further action, constitute revocation of a previously given proxy. If you hold your Units through a broker, bank or other nominee, you may change your voting instructions by submitting new voting instructions to your broker, bank or other nominee.

Any written notice of revocation or delivery of a subsequent proxy by a unitholder of record may be sent to the Southwest Bank Participants c/o Okapi Partners at the address set forth on the last page of this Proxy Statement, or hand delivered to us at or before the voting of the Special Meeting.

If I have already submitted a proxy following the instructions on the blue proxy card, can I still change my mind?

Yes. To change your vote by proxy, simply sign, date and return the enclosed WHITE proxy card in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions on the WHITE proxy card. We strongly urge you to revoke any blue proxy card that you may have returned to Compass Bank or the Trust and to vote by proxy “FOR” the Proposals. Only your latest-dated proxy will count at the Special Meeting.

If I plan to attend the Special Meeting, should I still submit a proxy?

Whether you plan to attend the Special Meeting or not, we urge you to submit a proxy to vote “FOR” the Proposals. Returning the WHITE proxy card or voting by telephone or via the Internet will not affect your right to attend the Special Meeting.

Whom should I call with any questions?

Unitholders should call Okapi Partners, our solicitation agent, toll-free at (877) 279-2311 with any questions about this proxy solicitation, the Special Meeting or how to vote their Units.

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INFORMATION CONCERNING THE PARTICIPANTS IN THIS SOLICITATION

Mr. Lansford and Southwest Bank are referred to as the “Southwest Bank Participants” in this proxy solicitation. The principal business address of each Southwest Bank Participant is 2200 West 7th Street, Suite 210, Fort Worth, Texas 76107.

Southwest Bank is a 50 year-old independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas. With fifteen full-service banking centers and a sixteenth bank office dedicated to trusts and royalty trusts, it is the largest, locally owned, independent bank headquartered in Tarrant County. Southwest Bank offers a wide range of treasury management, wealth group and mortgage services, and currently manages $1.3 billion in trust assets. With a dedicated royalty trust group of nine employees with over 160 combined years of experience in the administration of royalty trusts, Southwest Bank currently serves as the trustee for Permian Basin Royalty Trust, Sabine Royalty Trust, Hugoton Royalty Trust, Cross Timbers Royalty Trust, Tidelands Royalty Trust “B”, Marine Petroleum Trust and Dominion Resources Black Warrior Trust. In addition, Southwest Bank currently serves as the disbursing agent for Westbrook-Thompson Royalty Trust.

Section 6.05 of the Trust Indenture requires that any successor trustee of the Trust shall be a bank or trust company having a capital, surplus and undivided profits (as of the end of its last fiscal year prior to its appointment) of at least $50,000,000. With a capital, surplus and undivided profits of $236,590,000 as of December 31, 2015, Southwest Bank meets the criteria established for a successor trustee under the Trust Indenture and is willing to accept the nomination and serve as successor trustee of the Trust if such nomination and appointment is approved at the Special Meeting.

Mr. Lansford currently serves as senior business development officer for Southwest Bank. Mr. Lansford was the manager of the Personal Trust Department at Texas American Bank/Fort Worth in 1980 when the Trust was created and Texas American Bank/Fort Worth was appointed as the initial trustee. After 44 years in the trust business with Texas American Bank/Fort Worth and its successors, Mr. Lansford joined Southwest Bank in 2009.

As of the date of this filing, the Southwest Bank Participants may be deemed to beneficially own, in the aggregate, 2,000 Units, constituting approximately 0.004% of the Units outstanding. All of such Units are owned by Mr. Lansford either personally or through his IRA account. Southwest Bank, as a member of a “group” with Mr. Lansford for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), may be deemed to beneficially own the 2,000 Units owned by Mr. Lansford. Southwest Bank does not exercise voting or dispositive power over the Units held by Mr. Lansford and specifically disclaims beneficial ownership of the Units held by Mr. Lansford. Please see Annex I for all transactions in the Units effected by the Southwest Bank Participants in the last two years.

Except as set forth in this Proxy Statement (including the Annexes hereto), (i) during the past ten years, no Southwest Bank Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Southwest Bank Participant directly or indirectly beneficially owns any securities of the Trust; (iii) no Southwest Bank Participant owns any securities of the Trust which are owned of record but not beneficially; (iv) no Southwest Bank Participant has purchased or sold any securities of the Trust during the past two years; (v) no part of the purchase price or market value of the securities of the Trust owned by any Southwest Bank Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Southwest Bank Participant is, or within the past year was, a party to any contracts, arrangements or understandings with any person with respect to any securities of the Trust, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Southwest Bank Participant owns beneficially, directly or indirectly, any securities of the Trust; (viii) no Southwest Bank Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Trust; (ix) no Southwest Bank Participant or any of its associates was a party to any transaction, or series of similar transactions, since the beginning of the Trust’s last fiscal year, or is a party to any currently proposed transaction or series of similar transactions, to which the Trust or any of its subsidiaries was or is to be party, in which the amount involved exceeds $120,000; (x) no Southwest Bank Participant or any of its associates has any arrangement or understanding with any person with respect to any future employment by the Trust or its affiliates, or with respect to any future transactions to which the Trust or any of its affiliates will or may be a party and (xi) no person, including any of the Southwest Bank Participants, who is a party to any arrangement or understanding pursuant to which a trustee may be elected at the Special Meeting, has special interests, direct or indirect, by securities holdings otherwise in any matter to be acted upon as set forth this Proxy Statement. There are no material proceedings to which any Southwest Bank Participant or any of its associates is a party adverse to the Trust or any of its subsidiaries or has a material interest adverse to the Trust or any of its subsidiaries.

14

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

If each of the Compass Bank Removal Proposal, the Southwest Bank Nomination Proposal and the Southwest Bank Appointment Proposal is approved at the Special Meeting, Southwest Bank will be appointed as successor trustee of the Trust. If appointed as successor trustee, Southwest Bank will receive compensation for its services as trustee of the Trust as provided in the Trust Indenture. The terms of the trustee compensation under the Trust Indenture may not be modified without the affirmative vote of a majority of the Units present or represented by proxy and constituting a quorum at a special meeting of the unitholders called in accordance with the terms of the Trust Indenture.

Under the Trust Indenture, the trustee is entitled to an administrative fee for its administrative services and the preparation of quarterly and annual statements, computed as (i) 1/20 of 1% of the first $100 million of the annual gross revenue of the Trust, and 1/30 of 1% of the annual gross revenue of the Trust in excess of $100 million and (ii) the trustee’s standard hourly rates for time in excess of 300 hours annually. The minimum administrative fee due under items (i) and (ii) is $36,000. As reported in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, the administrative fees paid to Compass Bank were approximately $254,395, $310,150 and $259,959 for the years ended December 31, 2015, 2014 and 2013, respectively.

As reported above under “Information Concerning the Participants in This Solicitation,” Mr. Lansford is employed by Southwest Bank.

EXPENSES

Southwest Bank will bear all expenses incurred in connection with this solicitation of proxies to vote at the Special Meeting. Southwest Bank has retained Okapi Partners LLC to act as our proxy solicitor for an initial fee of $50,000 plus reimbursement of out-of-pocket expenses to assist in the solicitation of proxies and otherwise in connection with the Special Meeting. Southwest Bank has also agreed to indemnify Okapi Partners against certain liabilities and expenses in connection with this proxy solicitation, including liabilities under federal securities laws. Approximately 20 employees of Okapi Partners will engage in the solicitation. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation. Such proxy solicitations may also be made by officers and employees of Southwest Bank; however, no such person will receive additional compensation for such solicitation efforts.

We and our proxy solicitor will also request banks, brokers, trustees and other nominees holding Units beneficially owned by others to forward these proxy materials to the beneficial owners and upon request Southwest Bank will reimburse such nominees for the customary costs of forwarding the proxy materials.

The expenses related directly to this proxy solicitation are expected to be approximately $_________ in the aggregate and will be borne entirely by Southwest Bank. These expenses include fees and expenses for attorneys, proxy solicitors, printing, postage, filing expenses and other costs incidental to the solicitation. Of this estimated amount, approximately $_________ has been spent to date. The actual costs and expenses could be materially different than the estimated amounts. Southwest Bank does not intend to seek reimbursement of such expenses from the Trust.

INFORMATION CONCERNING THE TRUST

The Trust is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Trust files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Trust’s SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Except as otherwise noted in this Proxy Statement, the information in this Proxy Statement concerning the Trust has been taken from or is based upon documents and records on file with the SEC and other publicly available information. We do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements in public documents and records that were not prepared by or on behalf of the Southwest Bank Participants, or for any failure of the Trust to disclose in its public documents and records any events with respect to the Trust that may affect the significance or accuracy of the information contained herein. For information regarding the security ownership of certain beneficial owners of the Trust, see Annex II.

15

APPRAISAL RIGHTS

Unitholders do not have appraisal rights under the Trust Indenture or Texas law in connection with this proxy solicitation.

YOUR VOTE IS IMPORTANT

No matter how many or how few Units you own, your vote is important. Please vote “FOR” each of the Proposals following the instructions on the enclosed WHITE proxy card today.

We urge you not to sign any blue proxy card or voting instructions sent to you by Compass Bank or the Trust.

If you have any questions or require any assistance, please contact Okapi Partners at the following address and phone number:

1212 Avenue of the Americas, 24th Floor
New York, New York 10036
(212) 297-0720 (Main)
Unitholders Call Toll-Free: (877) 279-2311
Email: info@okapipartners.com

Thank you for your support.

Vernon Bryant
Chairman and Chief Executive Officer,
Southwest Bank

Robert Lansford

__________, 2016

16

ANNEX I

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

PURCHASES AND SALES IN THE TRUST’S UNITS DURING THE PAST TWO YEARS

Name	Trade Date	Buy/Sell	No. of Units

Robert Lansford	April 5, 2015	Buy	50

Robert Lansford	November 6, 2015	Buy	450

Robert Lansford	March 18, 2016	Buy	500

17

ANNEX II

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following information is copied from and based solely on the Trust’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 29, 2016.

Security Ownership of Certain Beneficial Owners

The following table sets forth as of February 5, 2016 information with respect to the Unit Holders who were known to the Trustee to be the beneficial owners of more than 5 percent of the outstanding Units.

Name and Address of Beneficial Owner	Number of Units Beneficially Owned	Percent
First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105(1)	5,444,968	11.68%

Seymour Schulich 20 Eglinton Avenue West, Suite 1900 Toronto ON, Canada M4R 1K8(2)	3,600,000	7.29%

Beck, Mack & Oliver LLC 360 Madison Avenue New York, NY 10017(3)	2,585,335	5.55%

(1)	This information was provided in a Schedule 13G/A filed with the SEC on February 5, 2016 by First Eagle Investment Management, LLC, and which stated First Eagle Investment Management, LLC beneficially holds such Units on behalf of its investment advisory clients and is deemed to have sole voting power with respect to 5,323,031 of the Units and sole power to dispose or to direct the disposition of 5,444,968 of the Units. The First Eagle Global Fund, a registered investment Company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 3,908,035 of these 5,444,968 units, or 8.38% of the outstanding Units.

(2)	This information was provided to the SEC and to the Trustee in a Schedule 13G filed with the SEC on January 7, 2015, on behalf of Seymour Schulich.

(3)	This information was provided in a Schedule 13G/A filed with the SEC on February 1, 2016 by Beck, Mack & Oliver LLC, and which stated Beck, Mack & Oliver LLC beneficially holds such units on behalf of its investment advisory clients and is deemed to have sole voting power with respect to 2,496,301 of the Units and shared power to dispose or to direct the disposition of 2,585,335 of the Units.

Security Ownership of Trustee

Compass Bank serves as agent and custodian for certain customer accounts. As of February 5, 2016, Compass Bank could be deemed to beneficially own 27,012 Units related to these accounts, or less than one percent of the outstanding Units. Compass Bank has sole voting power over 5,000 of these Units and no voting power over the remaining 22,012, and has sole power to dispose of 5,000 of such Units. Compass Bank does not have a pecuniary interest in any of these Units.

18

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2016

VOTE BY INTERNET
Before The Special Meeting - Go to www.okapivote.com/sjt. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Special Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-877-219-9655
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the Special Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Okapi Partners c/o Lydia Mulyk, 1212 Avenue of the Americas, 28th Floor, New York, NY 10036.

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

The Southwest Bank Participants recommend a vote FOR Proposal 1.

		For	Against	Abstain
1.	Remove Compass Bank as the trustee of the San Juan Basin Royalty Trust.	☐	☐	☐

The Southwest Bank Participants recommend a vote FOR Proposal 2.

		For	Against	Abstain
2.	Nominate Southwest Bank to be elected the successor trustee of the San
	Juan Basin Royalty Trust, if Proposal 1 prevails.	☐	☐	☐

The Southwest Bank Participants recommend a vote FOR Proposal 3.

		For	Against	Abstain
3.	Appoint Southwest Bank as the successor trustee of the San Juan Basin Royalty
	Trust, if Proposals 1 and 2 prevail.	☐	☐	☐

For address/contact information changes, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
to be held on ____________, 2016:

The Proxy Statement and Proxy Card for the Special Meeting are available at http://www.okapivote.com/sanjuanbasin.

If you vote by telephone or via the Internet, you need not return this proxy card.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION, DATED _______, 2016

WHITE PROXY CARD

PROXY SOLICITED BY THE SOUTHWEST BANK PARTICIPANTS

San Juan Basin Royalty Trust
Special Meeting of Unitholders to be held on __________, 2016

The undersigned hereby appoints ______________ and ________________, and each of them, as proxies, each with full power of substitution, and hereby authorizes them, or either of them, to represent and vote, as designated on the reverse side of this proxy card, all of the undersigned’s units of beneficial interest in the San Juan Basin Royalty Trust (the “Trust”) that the undersigned is entitled to vote at the Special Meeting of Unitholders of the Trust to be held on _________, 2016 at _______, local time, at _____________________and any adjournment, postponement, continuation or rescheduling thereof, upon all matters that may properly come before the meeting.

This proxy, when properly executed, will be voted in accordance with the directions on this card. Where no direction is given the units represented by this card will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.

At their discretion, the proxy holders are authorized to vote upon all matters incident to the conduct of the Special Meeting and upon other matters that properly come before the Special Meeting, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.

Address/Contact Information Changes: _____________________________________________________
___________________________________________________________________________________

(If you noted any Address/Contact Information Changes above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side